SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-STOP & SHOP COS NEW


          WESTERN NEW MEXICO
                                 7/22/96           20,000-           33.5000

          SAFETY RAILWAY RETIREMENT
                                 7/22/96            3,000-           33.5000

          MARIO J. GABELLI
                                 7/22/96           20,000-           33.5000

          GABELLI MULTIMEDIA PARTNERS
                                 7/22/96           14,000-           33.5000
                                 7/03/96            1,900            33.2500
                                 7/02/96            2,100            33.2500

          GABELLI FUNDS, INC.

               GABELLI VALUE FUND
                                 7/22/96          340,000-           33.5000

               THE GABELLI EQUITY TRUST,INC.
                                 7/22/96          475,000-           33.5000

               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 7/22/96          175,000-           33.5000

               THE GABELLI ASSET FUND
                                 7/22/96          346,900-           33.5000
                                 7/03/96          100,000            33.4250

               THE GABELLI CAPITAL ASSET FUND
                                 7/22/96           40,000-           33.5000

               THE GABELLI ABC FUND
                                 7/22/96          100,000-           33.5000

          GAMCO INVESTORS, INC.
                                 7/22/96        1,364,500-           33.5000
                                 7/10/96            9,200            33.2500
                                 7/10/96            7,200-           33.2500
                                 7/09/96            4,600            33.2500

                                                            Page 34 of 35
                                 7/08/96              400            33.2500
                                 7/05/96            9,000            33.2500
                                 7/03/96           15,000            33.3750
                                 7/03/96            1,000            33.2500
                                 7/02/96            5,500            33.3750

          GABELLI ASSOCIATES LTD
                                 7/22/96           15,000-           33.5000

          GABELLI ASSOCIATES FUND
                                 7/22/96          229,800-           33.5000

          GABELLI PROFIT SHARING PLAN
                                 7/22/96           20,000-           33.5000

          ALCE PARTNERS, INC.
                                 7/22/96           11,000-           33.5000





























(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.




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